PRICING SUPPLEMENT NO. 18                                         Rule 424(b)(3)
DATED: February 19, 2004                                     File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount:  $10,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  3/1/2004  Fixed Rate Notes [  ]    Certificated Notes [ ]

Maturity Date:  3/1/2007        CUSIP#: 073928E58

Option to Extend Maturity:      No       [x]
                                Yes      [ ]      Final Maturity Date:


                                            Optional              Optional
                      Redemption            Repayment             Repayment
  Redeemable On        Price(s)              Date(s)              Price(s)
  -------------     --------------        -------------          -----------

       N/A                N/A                  N/A                   N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate                     Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate                   Interest Reset Date(s):  *

[ ]  Treasury Rate                             Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                             Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 1.26%                   Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.16%

*  On the 1st of each month prior to Maturity.

** On the 1st of each month, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.